    As filed with the Securities and Exchange Commission on March 31,1997
                                                 Registration No. 333-22763
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              SIEBEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

        Delaware                                              94-3187233
   (State of Incorporation)                           (I.R.S. Employer
                                                       Identification No.)

                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                    (Address of principal executive offices)

                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                                THOMAS M. SIEBEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SIEBEL SYSTEMS, INC.

                           1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                                 (415) 295-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                              Eric C. Jensen, Esq.
                               Cooley Godward LLP
                              3000 Sand Hill Road
                             Building 3, Suite 230
                       Menlo Park, California 94025-7116
                                 (415) 843-5000

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES              AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING PRICE     AMOUNT OF REGISTRATION

   TO BE REGISTERED                 REGISTERED                 SHARE (1)                    (1)                         FEE
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to          1,688,920                 $21.92                  $37,021,126.00                 $11,218.52
outstanding options under
the 1996 Equity Incentive
Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares available for                 6,311,080                 $17.125               $108,077,245                    $32,750.69
additional grants under the
1996 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to          1,000,000                  $17.125              $ 17,125,000                    $ 5,189.39
the Employee Stock Purchase
Plan
------------------------------------------------------------------------------------------------------------------------------------

Proposed Maximum Offering                                                            $162,223,371
Price
------------------------------------------------------------------------------------------------------------------------------------

Registration Fee                                                                                                    $49,158.60

===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the bid and asked price of Registrant's Common Stock on February 28, 1998 as reported on the NASDAQ National Market.

================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-07938

     The contents of Registration Statement on Form S-8, as amended (No. 333-07983) are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

(2)  4.1         Restated Certificate of Incorporation, as amended.

(1)  4.2         Bylaws of the Registrant.

(1)  4.3         Specimen Stock Certificate.

(1)  4.4         Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April
                 30, 1996.

(1)  4.5         Amendment 2 to the Amended and Restated Investor Rights
                 Agreement dated June 14, 1996.

(3)  5.          Opinion of Cooley Godward LLP.

    23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

(3) 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

(3) 24.          Power of Attorney is contained on the signature pages.

(2) 99.1         1996 Equity Incentive Plan, as amended as of January 10, 1997.

(2) 99.2         Employee Stock Purchase Plan, as amended as of January 10,
                 1997.

(1) 99.3         Form of Nonstatutory Stock Option Agreement.

(1) 99.4         Form of Incentive Stock Option Agreement.

------------------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8, as amended (No. 333-07983) and incorporated herein by reference.

(3)    Previously Filed

                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 31,
1997.

                                       SIEBEL SYSTEMS, INC.

                                       /s/ Howard H. Graham
                                       --------------------
                                       Howard H. Graham
                                       Senior Vice President, Finance
                                       and Administration and
                                       Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                     DATE
---------                                -----                     ----

*Thomas M. Siebel               Chairman, Chief                March 31, 1997
-----------------------------   Executive Officer and
Thomas M. Siebel                Director
                                (Principal Executive
                                Officer)

 /s/ Howard H. Graham           Senior Vice President,         March 31, 1997
-----------------------------   Finance and
Howard H. Graham                Administration and
                                Chief Financial Officer
                                (Principal Financial
                                Officer)


*James C. Gaither               Director                       March 31, 1997
-----------------------------
James C. Gaither


*Eric E. Schmidt                Director                       March 31, 1997
-----------------------------
Eric E. Schmidt


*Charles R. Schwab              Director                       March 31, 1997
-----------------------------
Charles R. Schwab


*George T. Shaheen              Director                       March 31, 1997
-----------------------------
George T. Shaheen

                                Director                       March 31, 1997
-----------------------------
A. Michael Spence

*By: /s/ Howard H. Graham
    --------------------------
     Howard H. Graham
     Attorney-In-Fact

                                       3.

                                    EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

(2)  4.1         Restated Certificate of Incorporation, as amended.

(1)  4.2         Bylaws of the Registrant.

(1)  4.3         Specimen Stock Certificate.

(1)  4.4         Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April
                 30, 1996.

(1)  4.5         Amendment 2 to the Amended and Restated Investor Rights
                 Agreement dated June 14, 1996.

(3)  5.          Opinion of Cooley Godward LLP.

    23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

(3) 23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

(3) 24.          Power of Attorney is contained on the signature pages.

(2) 99.1         1996 Equity Incentive Plan, as amended as of January 10, 1997.

(2) 99.2         Employee Stock Purchase Plan, as amended as of January 10,
                 1997.

(1) 99.3         Form of Nonstatutory Stock Option Agreement.

(1) 99.4         Form of Incentive Stock Option Agreement.

------------------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8, as amended (No. 333-07983) and incorporated herein by reference.

(3)    Previously Filed

                                      4.